INCENTIVE PLAN OF CARRIZO OIL & GAS, INC.

                                 Fifth Amendment

     Carrizo Oil & Gas, Inc., a Texas corporation (the "Company"), having reserved the right under Section 13 of the Incentive Plan of Carrizo Oil & Gas, Inc. (the "Plan"), to amend the Plan, does hereby amend Section 9 of the Plan, effective as of May 10, 2005, to read in its entirety as follows:

     "9. Director Awards. Each Nonemployee Director of the Company shall be granted Director Awards in accordance with this paragraph 9 and subject to the applicable terms, conditions and limitations set forth in this Plan and the applicable Director Award Agreement. Notwithstanding anything to the contrary contained herein, Director Awards shall not be made in any year in which a sufficient number of shares of Common Stock are not available to make such Awards under this Plan.

     (a) Director Options. On the date of a Nonemployee Director's first appointment or election to the Board of Directors and on or after each Annual Director Award Date, the Board or the Committee may, in its discretion, grant such Nonemployee Director one or more Director Options that provides for the purchase of such number of shares of Common Stock as the Board or the Committee may determine in its discretion, subject to the limitation that such Awards may not exceed the number of shares of Common Stock then available for award under this Plan.

     Each Director Option shall, unless otherwise provided in the specific Award granted, have a term of ten years from the date of grant, notwithstanding any earlier termination of the status of the holder as a Nonemployee Director. The purchase price of each share of Common Stock subject to a Director Option shall be equal to the Fair Market Value of the Common Stock on the date of grant. Upon a Change in Control, all Director Options shall immediately vest. All Director Options held by a Nonemployee Director shall vest upon such Director's death. All unvested Director Options shall be forfeited if the Nonemployee Director resigns as a Director without the consent of a majority of the other Directors.

     Any Award of Director Options shall be embodied in a Director Award Agreement, which shall contain the terms, conditions and limitations of the Award, including without limitation those set forth above, and shall be signed by the Participant to whom the Director Options are granted and by an Authorized Officer for and on behalf of the Company. Without limiting the generality of any other provision hereof, Director Options in addition to those provided for in the first paragraph of this subsection may be granted by the Board or the Committee to a Nonemployee Director who serves as chairman or a member of the Audit, Compensation or Nominating committees of the Board; provided that each such non-chairman member of any such committee to whom a Director Option is to be granted is deemed by the Committee to be "independent" for purposes of the rules of The Nasdaq Stock Market, Inc.

     (b) Director Restricted Stock. On the date of a Nonemployee Director's first appointment or election to the Board of Directors and on or after each Annual Director Award Date, the Board or the Committee may, in its discretion, grant such Nonemployee Director one or more Awards of Restricted Stock for such number of shares of Restricted Stock as the Board or the Committee may determine in its discretion, subject to the limitation that such Awards may not exceed the number of shares of Common Stock then available for award under this Plan.

     Upon a Change in Control, all shares of Director Restricted Stock shall immediately vest. All unvested Restricted Stock held by a Nonemployee Director shall vest upon such Director's death. All unvested shares of Director
Restricted Stock shall be forfeited if the Nonemployee Director resigns as a Director without the consent of a majority of the other Directors.

     Any Award of Director Restricted Stock shall be embodied in a Director Award Agreement, which shall contain the terms, conditions and limitations of the Award, including without limitation those set forth above, and shall be signed by the Participant to whom the Director Restricted Stock is granted and by an Authorized Officer for and on behalf of the Company. Without limiting the generality of any other provision hereof, Awards of Restricted Stock in addition to those provided for in the first paragraph of this subsection may be granted by the Board or the Committee to a Nonemployee Director who serves as chairman or a member of the Audit, Compensation or Nominating committees of the Board; provided that each such non-chairman member of any such committee to whom an Award of Restricted Stock is to be granted is deemed by the Committee to be "independent" for purposes of the rules of The Nasdaq Stock Market, Inc."

     The Company also does hereby amend and restate the definition of "Director Restricted Stock" in Section 3 of the Plan, effective as of May 10, 2005, to read in its entirety as follows:

     ""Director Restricted Stock" means Restricted Stock granted to Nonemployee Directors pursuant to Section 9 hereof."

     The Company also does hereby amend and restate Section 19 of the Plan, effective as of May 10, 2005, to read in its entirety as follows:

     "19. Effectiveness. The Plan was amended and restated effective February 17, 2000 and subsequently amended by a First Amendment effective May 22, 2002, a Second Amendment effective February 18, 2003, a Third Amendment effective May 23, 2003, a Fourth Amendment effective May 21, 2004 and a Fifth Amendment effective May 10, 2005."


     IN WITNESS WHEREOF, this Amendment has been executed effective as of May 10, 2005.

                                      CARRIZO OIL & GAS, INC.


                                      By: /s/ Paul F. Boling
                                          ------------------
                                      Name:  Paul F. Boling
                                      Title: Vice President,
                                             Chief Financial Officer,
                                             Secretary and Treasurer